News Release

[GRAPHIC OMITTED]
1330 Post Oak Boulevard
P.O. Box 2120
Houston, Texas 77252-2120
Union Texas Petroleum

Contact:      Carol Cox
              713-968-2714

        UNION TEXAS PETROLEUM'S 1996 EARNINGS RISE NEARLY 50% ABOVE 1995

           Union Texas Replaces 117% of Its 1996 Worldwide Production

         Houston, January 23, 1997 -- Union Texas Petroleum Holdings, Inc. (NYSE: UTH) today reported 1996 earnings of $1.75 per share, nearly 50% above $1.17 per share earned in 1995. Net income for 1996 was $152 million, versus $102 million in 1995. Sales and operating revenues for 1996 climbed to $1 billion, compared to $852 million in 1995.
         "During 1996, Union Texas benefited from substantial worldwide price increases for crude oil and Iiquefied natural gas (LNG) and from an all-time high production level at our international oil and gas operations," said Chairman and CEO John Whitmire. "A major achievement for the company in 1996 was the decision by Union Texas and our co-venturers ARCO Alaska, Inc. (operator) and Anadarko Petroleum Corp. to develop the Alpine oil field in Alaska. Alpine, which is scheduled to begin production in early 2000, contributed 32 million barrels in proved oil reserves net to Union Texas in 1996.
         "Union Texas' assets generated considerable free cash flow in excess of our capital spending projects during 1996 that we used to repurchase $32 million of Union Texas common stock (1,624,200 shares) and pay down $154 million of debt, which further enhances our ability to finance future growth. Union Texas ended the year 1996 with $517 million of net debt," said Whitmire.

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         "During  1996,  we also  reorganized  Union Texas to place much greater emphasis on growing our business in a number of new areas.  I am very  impressed
with  the  attractive  investment   opportunities  that  our  growth  teams  are
aggressively pursuing and look forward to announcing several new investments in 1997. Our goals are to grow Union Texas' production base and reserves in the near-term and create further value for our shareholders," Whitmire noted.

1996 Fourth Quarter Earnings
----------------------------
         Union Texas also reported significantly higher results for 1996's fourth quarter compared to a year ago, with net income of $40 million or 47 cents per share for 1996's fourth quarter versus net income of $24 million or 27 cents per share for the same period in 1995. The company's 1996 fourth quarter performance was favorably affected by higher oil and LNG prices and increased U.K. gas, Pakistan oil and Indonesian LNG volumes, partially offset by decreased ethylene margins at the company's petrochemical operations in the United States. Sales and operating revenues for 1996's fourth quarter totaled $300 million, compared to $214 million in 1995's corresponding period.

1996 Full-Year Results
----------------------
         For the full-year 1996, Union Texas said its higher earnings were fueled by increased oil and LNG prices, higher U.K. oil and Indonesian LNG volumes and decreased exploration expenses, somewhat offset by lower ethylene margins and approximately $9 million in costs associated with a special, one-time voluntary retirement program.
         In 1996, Union Texas' worldwide oil sales price averaged $19.37 per barrel, compared to $16.05 per barrel in 1995. The company's Indonesian LNG sales price

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averaged $3.52 per thousand cubic feet in 1996, up from $3.03 per thousand cubic feet in 1995.

All-Time High Production Rate
-----------------------------
         The company achieved an all-time high oil and gas production rate for its international operations in 1996, producing 48.8 million barrels of oil equivalent compared to 46.4 million barrels in 1995. The increased production in 1996 was attributed to higher oil volumes in the U.K. North Sea and increased LNG volumes in Indonesia. 1996 was the peak production year for Union Texas' interests in Indonesia.
         Union Texas' proved worldwide reserves at year-end 1996 grew to 443 million barrels of oil equivalent, up from 435 million barrels at the end of 1995. Union Texas replaced approximately 117% of its 1996 worldwide production. Over the three-year period 1994-96, the company replaced about 144% of its worldwide production at a cost of $5.22 per barrel of oil equivalent.
          Union Texas' oil and gas production costs per barrel of oil equivalent averaged $3.61 per barrel in 1996, a 34% reduction over the last four years.

Petrochemicals
--------------
         At Union Texas' petrochemical operations, lower ethylene margins in 1996 versus year-ago levels were somewhat offset by higher ethylene sales volumes. Union Texas' ethylene margins averaged 6 cents per pound of ethylene in 1996, compared to 13 cents in 1995. Ethylene sales volumes rose to 510 million pounds in 1996, up from 462 million pounds in 1995.
          One of the largest independent producers located in the U.S., Houston-based Union

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Texas explores for and produces oil and gas overseas primarily in the U.K. North
Sea, Indonesia and other strategic international areas. The company has petrochemical interests in the U.S. Union Texas celebrated its 100th anniversary in January 1996.
         This  news  release  contains  forward-looking  statements  within  the meaning  of  the  Securities  Litigation  Reform  Act  that  involve  risks  and
uncertainties,    including   price   volatility,   development,    operational,
implementation and opportunity risks, and other factors described from time to time in the company's publicly available SEC reports, which could cause actual results to differ materially.

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Comparative  financial highlights follow (amounts in millions,  except per share data):


                                                                              Three Months
                                                                              ------------
                                                                                 Ended
                                                                                 -----
                                                                              December 31
                                                                              -----------
                                                                         1996             1995
                                                                         ----             ----

Net income.....................................................        $    40            $   24
Earnings per share.............................................        $   .47            $  .27
Sales and operating revenues...................................        $   300            $  214
Average common shares outstanding..............................           86.5              87.6


                                                                             Full Year Ended
                                                                             ---------------
                                                                              December 31
                                                                              -----------
                                                                         1996              1995
                                                                         ----              ----

Net income.....................................................        $   152            $  102
Earnings per share.............................................        $  1.75            $ 1.17
Sales and operating revenues...................................        $ 1,008            $  852
Average common shares outstanding..............................           87.2              87.7

Additional financial and operating information appears on the attached pages.


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                              UNION TEXAS PETROLEUM
                                FINANCIAL SUMMARY
                  (amounts in millions, except per share data)


                                                              FOURTH QUARTER                        FULL YEAR
                                                              --------------                        ---------
                                                          1996              1995             1996              1995
                                                          ----              ----             ----              ----

Sales and operating revenues                        $      300          $     214      $    1,008          $     852
Net income                                          $       40          $      24      $      152          $     102
      Major operations(a)
            Indonesia                               $       22          $      21      $      121          $      95
            U.K. North Sea                          $       34          $      19      $       85          $      46
            Pakistan                                $        7          $       2      $       27          $      14
            Petrochemicals                          $        2          $       4      $       15          $      38

Earnings per share of common                        $      .47          $     .27      $     1.75          $    1.17
stock
Discretionary cash flow(b)                          $      115          $      87      $      401          $     367
      Major operations(a)
            Indonesia                               $       38          $      29      $      177          $     147
            U.K. North Sea                          $       78          $      62      $      224          $     183
            Pakistan                                $       10          $       5      $       39          $      26
            Petrochemicals                          $        5          $       7      $       29          $      63
Average common shares                                     86.5               87.6            87.2               87.7
outstanding

See footnotes on page 9.


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                              UNION TEXAS PETROLEUM
                       DISCRETIONARY CASH FLOW SUMMARY(b)
                              (amounts in millions)


                                                              FOURTH QUARTER                        FULL YEAR
                                                              --------------                        ---------
                                                          1996              1995              1996             1995
                                                          ----              ----              ----             ----

Net income                                          $       40        $        24       $      152       $       102
Less: Equity partnership income                     $       (4)       $        (4)      $      (26)      $       (21)
Add:
            DD&A                                    $       60        $        55       $      212       $       192
            Deferred taxes                          $      (10)       $       (12)      $      (33)      $       (19)
            Exploration expenses                    $       19        $        17       $       52       $        77
            Unimar equity DCF(c)                    $       10        $         7       $       44       $        36
Discretionary cash flow                             $      115        $        87       $      401       $       367

See footnotes on page 9.

                                                   OPERATING SUMMARY(d)
                                                              FOURTH QUARTER                        FULL YEAR
                                                              --------------                        ---------
                                                          1996              1995              1996             1995
                                                          ----              ----              ----             ----

Net crude oil sales (MBBLS/D)
            U.K. North Sea                                  47                 47               43                40
            Indonesia                                        5                  6                6                 6
            Pakistan                                         9                  5                6                 6
Average crude oil prices (per BBL)
            U.K. North Sea                          $    21.82        $     15.97       $    19.60       $     16.14
            Indonesia                               $    22.60        $     16.98       $    19.49       $     17.14
            Pakistan                                $    20.07        $     13.70       $    17.75       $     14.24
Net natural gas sales (MMCF/D)
            Indonesian LNG                                 197                183              218               205
            U.K. North Sea                                  85                 51               46                34
            Pakistan                                        39                 46               41                45
Average natural gas prices (per MCF)
            Indonesian LNG                          $     3.97        $      2.92       $     3.52       $      3.03
            U.K. North Sea(e)                       $     3.33        $      2.57       $     2.83       $      2.78
            Pakistan                                $     1.53        $      1.31       $     1.61       $      1.32
Ethylene (per LB)
            Sales price                             $      .24        $       .18       $      .22       $       .25
            Margins                                 $      .05        $       .06       $      .06       $       .13
            Sales volumes (MLBS/D)(f)                    1,427              1,253            1,392             1,267

See footnotes on page 9.



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                              UNION TEXAS PETROLEUM
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (amounts in millions, except per share amounts)
                                   (unaudited)


                                                              FOURTH QUARTER                        FULL YEAR
                                                              --------------                        ---------
                                                          1996              1995              1996             1995
                                                          ----              ----              ----             ----

Revenues:
            Sales and operating                     $      300        $      214        $    1,008       $      852
            revenues
            Interest income and other                       --                 3                 2                3
            revenue
            Net earnings of equity                           4                 3                26               21
                                                       -------           -------           -------          -------
            investee
Total revenues                                             304               220             1,036              876
Costs and other deductions:
            Product costs and                               99                74               341              299
            operating expenses
            Exploration expenses                            19                17                52               77
            Depreciation, depletion                         60                54               212              192
            and amortization
            Selling, general and                             8                 9                27               26
            administrative expenses
            Interest expense(g)                              5                10                25               29
                                                      --------          --------           -------         --------
Income before taxes                                        113                56               379              253
Income taxes                                                73                32               227              151
                                                       -------          --------          --------          -------
Net income                                          $       40        $       24        $      152       $      102
                                                       =======           =======            ======           ======
Earnings per share of common                        $      .47        $      .27        $     1.75       $     1.17
                                                       =======           =======            ======           ======
stock
Dividends per share of common                       $      .05        $      .05        $     .20        $      .20
                                                       =======           =======         ========           =======
stock
Weighted average number of                                86.5              87.6              87.2             87.7
                                                        ======           =======           =======           ======
shares outstanding

See footnotes on page 9.

                           SELECTED BALANCE SHEET DATA
                              (amounts in millions)
                               December 31, 1996     December 31, 1995
Total assets                      $    1,942             $    1,837
Long-term debt                    $      558             $      712
Shareholders' equity              $      586             $      424



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                                    FOOTNOTES

(a)       Excludes corporate items and other worldwide exploration ventures.

(b) Discretionary cash flow (DCF) is net income (less Unimar equity partnership income) excluding depreciation, deferred taxes, and exploration expenses, plus the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership.

(c)       Unimar   equity  DCF  reflects  the  company's   estimated   share  of
          discretionary cash flow from its equity interest in its Unimar partnership.

(d)       Excludes the Unimar equity partnership.

(e) Excludes capacity charge of $36 million and $35 million in 1996 and 1995, respectively, from the North and South gas fields in the U.K. North Sea.

(f) Represents Union Texas' 41.67% net interest in the jointly-owned Geismar ethylene plant in Louisiana.

(g) Interest expense is net of amounts capitalized of $7 million and $6 million in the fourth quarter of 1996 and 1995, respectively, and $26 million and $23 million for the full year 1996 and 1995, respectively.


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For additional information, contact:

      Carol Cox, media                                        713-968-2714
      John Zimmerman, analysts and investors                  713-968-2740